Exhibit 5.1

Park Ha Biological Technology Co., Ltd. Harneys Fiduciary (Cayman) Limited 4th Floor, Harbour Place 103 South Church Street P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands	D:	+852 3656 6054 / +852 3656 6010
	E:	nathan.powell@ogier.com / cecilia.li@ogier.com

	Reference:	NMP/CQL/513882.00002

16 April 2026

Park Ha Biological Technology Co., Ltd. (the Company)

We have been requested to provide you with an opinion on matters of Cayman Islands law in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (including its exhibits, the Registration Statement), to be filed by the Company with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Act) to date relating to the registration of up to US$300,000,000 of the following securities to be issued by the Company from time to time (together, the Securities):

(a)	class A Ordinary Shares of par value US$0.001 each in the capital of the Company (the Ordinary Shares);

(b)	share purchase contracts (the Share Purchase Contracts) of the Company, including contracts obligating holders to purchase from the Company, and obligating the Company to sell to the holders, a specified number of Ordinary Shares or other securities registered under the Registration Statement at a future date or dates pursuant to a share purchase contract, if any, to be entered into by the Company (the SPC Document);

(c)	share purchase contracts (the Share Purchase Units) to be issued as part of units consisting of a Share Purchase Contract and Debt Securities, Warrants, other securities registered under the Registration Statement pursuant to an agreement of share purchase unit, if any, to be entered into by the Company (the SPU Document);

(d)	warrants to purchase Ordinary Shares, Debt Securities or any combination thereof (the Warrants) issuable pursuant to the terms of a warrant agreement, warrant certificate to be entered into between the Company and a warrant agent for such Warrants thereunder, if any (together, the Warrant Documents);

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen's Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Joanne Collett Dennis Li Cecilia Li	Yuki Yan David Lin Alan Wong Janice Chu Zhao Rong Ooi Rachel Huang** Florence Chan*‡ Richard Bennett**‡ James Bergstrom‡	* admitted in New Zealand ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

(e)	debt securities, including debentures, notes, bonds and other evidences of indebtedness that the Company may issue from time to time (the Debt Securities), to be issued pursuant to the applicable senior debt indenture, subordinated debt indenture, senior note or subordinated note to be entered into by the Company (collectively, the Debt Documents);

(f)	rights to purchase Ordinary Shares (the Rights) to be issued under a rights agreement and rights certificate to be entered into between the Company and one or more rights agent, if any (collectively, the Rights Documents); and/or

(g)	units comprising any combination of Ordinary Shares, Share Purchase Contracts, Share Purchase Units, Warrants, Debt Securities and Rights (the Units) to be issued under a unit agreement and a unit certificate to be entered into by the Company (collectively, the Unit Documents).

The SPC Document, the SPU Document, the Warrant Documents, the Debt Documents, the Rights Document and the Unit Documents are referred to herein collectively as Governing Documents.

The Share Purchase Contracts, the Share Purchase Units, the Warrants, the Debt Securities, the Rights and the Units are collectively referred to herein as Non-Equity Securities.

We have been advised that the Securities are to be offered on a delayed basis pursuant to Rule 415 under the Act, as set forth in the Registration Statement, and that this opinion is required to be furnished in accordance with the requirements of Item 601 (b)(5) of Regulation S-K under the Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the issue of the Securities.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

We are furnishing this opinion as Exhibit 5.1 and Exhibit 23.2 to the Registration Statement.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents (the Documents):

(a)	the certificate of incorporation of the Company dated 11 October 2022 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the amended and restated memorandum and articles of association of the Company adopted by special resolutions of the Company dated 26 December 2025, effective on 29 January 2026 and filed with the Registrar on 4 February 2026 (the Memorandum and Articles);

(c)	a certificate of good standing dated 28 January 2026 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(d)	the written resolutions of all the directors of the Company passed on 10 April 2026 (the Board Resolutions);

(e)	a certificate dated the date hereof as to certain matters of fact signed by a director of the Company (the Director’s Certificate);

(f)	a search of the Cayman Online Registry Information Service conducted against the Company at the Registrar on 15 April 2026;

(g)	the Register of Writs and Other Originating Process at the office of the Clerk of Courts in the Cayman Islands as inspected by us on 15 April 2026;

(h)	a copy of the register of directors and officers of the Company filed with the Registrar on 18 March 2026 (the Register of Directors); and

(i)	the Registration Statement.

We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to above.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 1 without having carried out any independent investigation or verification in respect of those assumptions.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar.

Issuance of Shares

(b)	With respect to the Ordinary Shares, when:

(i)	the board of directors of the Company (the Board) has taken all necessary corporate actions to approve the issuance and allotment of the Ordinary Shares, the terms of the offering of the Ordinary Shares and all related matters;

(ii)	either (A) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than the par value of the Ordinary Shares) has been made, or (B) if such Ordinary Shares are issuable upon conversion, exchange, redemption, repurchase or exercise of any other security, the terms of such security, the Memorandum and Articles or the instrument governing such security providing for such conversion, exchange, redemption, repurchase or exercise for Ordinary Shares, as approved by the Board, have been satisfied and the consideration approved by the Board (being not less than the par value of the Ordinary Shares) received; and

(iii)	valid entry has been made in the register of members of the Company reflecting such issuance of Ordinary Shares, in each case in accordance with the Memorandum and Articles, the

Ordinary Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

Issuance of Share Purchase Contracts

(c)	With respect to the Share Purchase Contracts to be issued, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Share Purchase Contracts and to approve the issue thereof, the terms of the offering thereof and all related matters;

(ii)	a SPC Document relating to the Share Purchase Contracts shall have been duly authorised and validly executed and unconditionally delivered by the Company; and

(iii)	the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein,

the Share Purchase Contracts will be duly authorised and validly issued and will constitute legal, valid and binding obligations of the Company.

Issuance of Share Purchase Units

(d)	With respect to each issue of Share Purchase Units, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Share Purchase Units and to approve the issue of the Securities which are components thereof, the terms of the offering thereof and all related matters;

(ii)	a SPU Document relating to the Share Purchase Units shall have been duly authorised and validly executed and unconditionally delivered by the Company;

(iii)	in respect of any Share Purchase Contracts which are components of the Share Purchase Units, a SPC Document shall have been duly authorized and validly executed and unconditionally delivered by the Company and all relevant parties thereunder;

(iv)	in respect of any Warrants which are components of the Share Purchase Units, the Warrant Documents shall have been duly authorized and validly executed and unconditionally delivered by the Company and the warrant agent thereunder, if any, in respect of any Warrants which are components of the Share Purchase Units;

(v)	in respect of any Debt Securities which are components of the Share Purchase Units, the Debt Documents shall have been duly authorized and validly executed and unconditionally delivered by the Company and all relevant parties thereunder;

(vi)	in respect of any Rights which are components of the Share Purchase Units, the Rights Documents shall have been duly authorized and validly executed and unconditionally delivered by the Company and the rights agent thereunder, if any, in respect of any Rights which are components of the Share Purchase Units;

(vii)	in respect of any Ordinary Shares which are components of the Units, valid entry has been made in the register of members of the Company reflecting such issuance of Ordinary Shares, in each case in accordance with the Memorandum and Articles; and

(viii)	the Share Purchase Units and any Securities which are components of the Share Purchase Units shall have been duly executed, countersigned, authenticated, issued, registered and delivered (in each case, as and when applicable), in accordance with the provisions of (A) the applicable SPU Document relating to the Share Purchase Units, (B) the applicable Warrant Documents relating to any Warrants which are components of the Share Purchase Units, (C) the applicable Debt Documents relating to any Debt Securities which are components of the Share Purchase Units, (D) the applicable Rights Documents relating to any Rights which are components of the Share Purchase Units, (E) the applicable SPC Document relating to any Share Purchase Contracts which are components of the Share Purchase Units, (F) the Memorandum and Articles and (G) the applicable definitive purchase, underwriting or similar agreement approved by the Board, and upon payment of the consideration therefor provided therein (being, in respect of Ordinary Shares which are components of the Share Purchase Units, not less than the par value of such Ordinary Shares), the Share Purchase Units will be duly authorised and validly issued and will constitute legal, valid and binding obligations of the Company.

Issuance of Debt Securities

(e)	With respect to the Debt Securities to be issued, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Debt Securities and to approve the issue thereof, the terms of the offering thereof and all related matters;

(ii)	the Debt Documents relating to the Debt Securities shall have been duly authorized and validly executed and unconditionally delivered by and on behalf of the Company and all the relevant parties thereunder; and

(iii)	the Debt Securities issued thereunder have been duly executed and delivered on behalf of the Company and authenticated in the manner set forth in the applicable Debt Documents relating to such issue of Debt Securities and delivered against due payment therefor pursuant to, and in accordance with, the terms of the Registration Statement and any relevant prospectus supplement, the Debt Securities will have been duly executed, issued and delivered.

Valid Issuance of Warrants

(f)	With respect to the Warrants to be issued, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Warrants and to approve the issue thereof, the terms of the offering thereof and all related matters;

(ii)	the Warrant Documents relating to the Warrants shall have been duly authorized and validly executed and unconditionally delivered by the Company and the warrant agent thereunder; and

(iii)	the certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the Warrant Documents relating to the Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, the Warrants will be duly authorized and validly issued and will constitute legal, valid and binding obligations of the Company.

Valid Issuance of Rights

(g)	With respect to the Rights to be issued, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Rights and to approve the issue thereof, the terms of the offering thereof and all related matters;

(ii)	the Rights Documents relating to the Rights shall have been duly authorised and validly executed and unconditionally delivered by the Company and the financial institution designated as rights agent thereunder; and

(iii)	the certificates representing the Rights shall have been duly executed, countersigned, issued, registered and delivered in accordance with the Rights Documents relating to the Rights, and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, the Rights will be duly authorised and validly issued and will constitute legal, valid and binding obligations of the Company.

Valid Issuance of Units

(h)	With respect to each issue of Units, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Units and to approve the issue of the Securities which are components thereof, the terms of the offering thereof and all related matters;

(ii)	a Unit Document relating to the Units shall have been duly authorised and validly executed and unconditionally delivered by the Company and all relevant parties thereunder;

(iii)	in respect of any Share Purchase Contracts which are components of the Units, a SPC Document shall have been duly authorized and validly executed and unconditionally delivered by the Company and all relevant parties thereunder;

(iv)	in respect of any Warrants which are components of the Units, the Warrant Documents shall have been duly authorized and validly executed and unconditionally delivered by the Company and the warrant agent thereunder, if any, in respect of any Warrants which are components of the Units;

(v)	in respect of any Debt Securities which are components of the Units, the Debt Documents shall have been duly authorized and validly executed and unconditionally delivered by the Company and all relevant parties thereunder;

(vi)	in respect of any Rights which are components of the Units, the Rights Documents shall have been duly authorized and validly executed and unconditionally delivered by the Company and the rights agent thereunder, if any, in respect of any Rights which are components of the Units;

(vii)	in respect of any Ordinary Shares which are components of the Units, valid entry has been made in the register of members of the Company reflecting such issuance of Ordinary Shares, in each case in accordance with the Memorandum and Articles; and

(viii)	the Units and any Securities which are components of the Units shall have been duly executed, countersigned, authenticated, issued, registered and delivered (in each case, as and when applicable), in accordance with the provisions of (A) the applicable Unit Document relating to the Units, (B) the applicable Warrant Documents relating to any Warrants which are components of the Units, (C) the applicable Debt Documents relating to any Debt Securities which are components of the Units, (D) the applicable Rights Documents relating to any Rights which are components of the Units, (E) the applicable SPC Document relating to any Share Purchase Contracts which are components of the Units (F) the Memorandum and Articles and (G) the applicable definitive purchase, underwriting or similar agreement approved by the Board, and upon payment of the consideration therefor provided therein (being, in respect of Ordinary Shares which are components of the Units, not less than the par value of such Ordinary Shares), the Units will be duly authorised and validly issued and will constitute legal, valid and binding obligations of the Company.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents and the Governing Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Documents or any of the Governing Documents, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Documents, the Governing Documents and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the Registration Statement and/or the Governing Documents will result in the breach of or infringe any other agreement, deed or document entered into by or binding on the Company.

4.2	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands, annual returns in respect of the Company must be filed with the Registrar of Companies in the Cayman Islands, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar of Companies. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

4.4	In this opinion the phrase “non-assessable” means, with respect to the Ordinary Shares, that a member of the Company shall not, by virtue of its status as a member of the Company, be liable for additional assessments or calls on such Ordinary Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper use or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

4.5	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; and (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

4.6	We have not reviewed the Governing Documents and our opinions are qualified accordingly.

4.7	The Company is prohibited by section 175 of the Companies Act from making any invitation to the public in the Cayman Islands to subscribe for any of its securities.

4.8	We reserve our opinion as to the extent to which the courts of the Cayman Islands would, in the event of any relevant illegality or invalidity, sever the relevant provisions of the Governing Documents and the Non-Equity Securities and enforce the remainder of the Governing Documents and the Non-Equity Securities or the transaction of which such provisions form a part, notwithstanding any express provisions in any Governing Document in this regard.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities” and “Legal Matters” of the Registration Statement.

This opinion may be used only in connection with the offer and sale of the Securities while the Registration Statement is effective. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/Ogier
Ogier

Schedule 1

Assumptions

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Good Standing Certificate, the Register of Directors, the Memorandum and Articles and the Director’s Certificate is accurate and complete as at the date of this opinion.

5	Each of the parties to the Governing Documents other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws. Any individuals who are parties to the Governing Documents, or who sign or have signed documents or give information on which we rely, have the legal capacity under all relevant laws (including the laws of the Cayman Islands) to enter into and perform their obligations under such Governing Document, sign such documents and give such information.

6	Each Governing Document and the Non-Equity Securities have been, or will be, duly authorised, executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws and, in respect of the Company, in the manner authorised by the Board.

7	In authorising the execution and delivery of the Documents and the Governing Documents by the Company, the exercise of its rights and performance of its obligations under such documents, each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her.

8	The applicable Governing Documents will be governed by and construed in accordance with the laws of New York and will be legal, valid, binding and enforceable against all relevant parties in accordance with its terms under the laws of New York and all other relevant laws. If an obligation is to be performed in a jurisdiction outside the Cayman Islands, its performance will not be contrary to an official directive, impossible or illegal under the laws of that jurisdiction.

9	The choice of the laws of the State of New York as the governing law of the Governing Documents has, or will have, been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York and any other relevant jurisdiction (other than the Cayman Islands) as a matter of the laws of the State of New York and all other relevant laws (other than the laws of the Cayman Islands).

10	No monies paid to or for the account of any party in respect of the Securities under the Governing Documents represent, or will represent, criminal property or terrorist property (as defined in the Proceeds of Crime Act (Revised), and the Terrorism Act (Revised) respectively) and none of the parties to the Documents or the Governing Documents is acting or will act in relation to the transactions contemplated by such documents, in a manner inconsistent with United Nations or United Kingdom sanctions or measures extended by statutory instrument to the Cayman Islands by orders of His Majesty in Council.

11	The Non-Equity Securities will respectively be issued and authenticated as required in accordance with the provisions of a duly authorised, executed and delivered applicable Governing Document and the Non-Equity Securities will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).

12	The form and terms of any and all Securities (including, without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of Preferred Shares), the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the memorandum and articles of association of the Company then in effect nor any applicable law, regulation, order or decree in the Cayman Islands.

13	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(a)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(b)	neither the execution or delivery of the Governing Documents nor the exercise by any party to the Governing Documents of its rights or the performance of its obligations under them contravene those laws or public policies.

14	There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Governing Documents or the transactions contemplated by Governing Documents or restrict the powers and authority of the Company in any way from entering into and performing its obligations under a duly authorised, executed and delivered Governing Documents.

15	The Company has obtained, or will obtain prior to execution, all consents, licences, approvals and authorisations of any governmental or regulatory authority or agency or of any other person that it is required to obtain pursuant to the laws of all relevant jurisdictions (other than those of the Cayman Islands) to ensure the legality, validity, enforceability, proper performance and admissibility in evidence of the Governing Documents. Any conditions to which such consents, licences, approvals and authorisations are subject have been, and will continue to be, satisfied or waived by the parties entitled to the benefit of them.

16	All necessary corporate action will be taken to authorise and approve any issuance of Securities and the terms of the offering of such Securities thereof and other related matters and that the applicable definitive purchase, underwriting or similar agreement will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto.